Exhibit 10.1

AMENDMENT #3 TO THE CONVERTIBLE PROMISSORY NOTES
ISSUED ON MARCH 18, APRIL 22, AND MAY 27, 2016

THIS AMENDMENT #3 TO THE CONVERTIBLE PROMISSORY NOTES ISSUED ON March 18, April 22, and May 27, 2016 (the “Amendment”) is made effective as of March 18, 2017 (the “Effective Date”), by and between CLS Holdings USA, Inc., a Nevada corporation (the “Company”), and Old Main Capital, LLC, a Florida limited liability company (the “Holder”) (collectively the “Parties”).

BACKGROUND

A.            The Company and Holder are the parties to those certain 15% (amended from 10% to 15% effective August 1, 2016) convertible promissory notes originally issued by the Company to the Holder on March 18, April 22, and May 27, 2016, in the original principal amounts of $222,222.00 (the “First 15% Note”), $55,556.00 (the “Second 15% Note”), and $55,556.00 (the “Third 15% Note”), respectively (collectively the “15% Notes”); and

B.            The Company and Holder are the parties to that certain 8% convertible promissory note originally issued by the Company to the Holder on March 18, 2016, in the original principal amount of $200,000.00 (the “8% Note”)(together with the 15% Notes, the “Notes”).

C.            The Parties amended certain terms of the Notes pursuant to an Amendment to Agreements dated October 6, 2016 (the “First Amendment”).

D.            The Parties amended certain terms of the Notes pursuant to an Amendment #2 dated November 28, 2016 (the “Second Amendment”).

E.            The Parties desire to amend the Notes again as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           In the event that the Company pays $372,669.95 (the “Settlement Payment”) in cash to Holder on or before April 1, 2017 (the “Deadline”), then the 15% Notes shall be deemed satisfied in full.

2.           In the event that the Settlement Payment does not clear into the Holder’s bank account on or before the Deadline, then Holder may, at Holder’s sole discretion, declare this Amendment null and void and of no further force or effect.

3.           Subject to the provisions herein, Holder may not effectuate any conversion notice with respect to the 8% Note from the Effective Date through July 1, 2017.

4.           The current outstanding balance of the 8% Note as of the Effective Date shall be multiplied by 1.05.

5.           The Maturity Date (as defined in the 8% Note) of the 8% Note shall be extended to July 1, 2017.

6.           This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Notes, as modified by the First Amendment and Second Amendment.  Except as specifically modified hereby and by the First Amendment and Second Amendment, all of the provisions of the Notes, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the March 27th, 2017.

CLS Holdings USA, Inc. By: /s/ Jeffrey Binder Name: Jeffrey Binder Title: Chief Executive Officer Dated: March 27, 2017	Old Main Capital, LLC By: /s/ Adam Long Name: Adam Long Title: President Dated: March 27, 2017

2